Exhibit 99.1

PRESS RELEASE

For more information:

Tom Wayne, 336-662-4815

Chief Financial Officer

Bank of Oak Ridge

Oak Ridge Financial Services, Inc. Announces Intention to Voluntarily Delist from the Nasdaq Stock Market and Deregister as a Reporting Company with the SEC

Oak Ridge, North Carolina, July 17, 2013 – The Board of Directors of Oak Ridge Financial Services, Inc. (the “Company”), holding company for Bank of Oak Ridge, approved proceeding with the voluntary delisting of the Company’s common stock from the Nasdaq Capital Market, deregistration of the common stock under Sections 12(b) and (g) of the Securities Exchange Act of 1934 (the “Exchange Act”), and the suspension of the Company’s periodic reporting obligations under the Exchange Act, on July 15, 2013.

On July 17, 2013, the Company notified The Nasdaq Stock Market LLC of its intention to voluntarily file a Notification of Removal from Listing and/or Registration under Section 12(b) of the Exchange Act on Form 25 with the Securities and Exchange Commission (the “SEC”) on or after July 29, 2013. The Company anticipates that the last day of trading for its common stock on the Nasdaq Capital Market will be Friday, July 26, 2013 and that its common stock will be quoted beginning Monday, July 29, 2013 on the OTCQB marketplace operated by OTC Market Group, Inc. under the symbol “BKOR”. There can be no assurance, however, that a trading market in the Company's common stock through any over-the-counter market will be maintained, or as to the prices that may be obtained in any such market.

The Company also intends to file Forms 15 with the SEC in order to terminate the registration of its common stock under Section 12(g), and suspend its reporting obligations under Section 15(d) of the Exchange Act. Subject to receipt of no-action relief from the SEC, it is anticipated that the Company’s periodic reporting obligations under the Exchange Act, including its obligations to file annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy materials, will be suspended prior to November 14, 2013 (the date the Company’s quarterly report on Form 10-Q for the period ended September 30, 2013 would have otherwise been due).

The Company’s decision to delist and deregister the common stock comes in response to the Jumpstart Our Business Startups Act (the “JOBS Act”), which, among other things, allows banks and bank holding companies to deregister with the SEC if they have fewer than 1,200 stockholders of record. The Company’s Board of Directors authorized the delisting and deregistration after concluding that the consequences of remaining an SEC reporting company, including the significant costs associated with regulatory compliance, outweighed the current benefits of being listed on Nasdaq. The Board of Directors believes that the expense reductions inherent in delisting and deregistering its common stock will benefit the Company and its stockholders and serve to maximize the long-term value of the Company. In addition, following deregistration, the Company’s senior management will be able to focus more on the day-to-day operations of the Company as opposed to the considerable time and effort necessary to manage compliance with SEC reporting requirements. The Company will continue to be audited by an independent accounting firm and prepare and publish quarterly and annual financial results in its earnings releases.

The Company’s wholly-owned banking subsidiary, Bank of Oak Ridge, will continue to report detailed quarterly financial results to the Federal Deposit Insurance Corporation via its Call Reports, which are publicly available on the FDIC’s website at www.fdic.gov.

About Oak Ridge Financial Services, Inc.

Oak Ridge Financial Services, Inc., is the holding company for Bank of Oak Ridge. Bank of Oak Ridge (http://www.BankOfOakRidge.com) is a community bank with locations in Greensboro, Summerfield and Oak Ridge, North Carolina. The bank was established in 2000 with the goal of delivering Banking As It Should Be®. With a focus on providing personal attention and convenience for every client, we offer a complete range of banking services for individuals and businesses including Saturday and extended weekday hours at all locations, ATM usage worldwide, remote deposits for businesses, and a full line of checking accounts; savings accounts; mortgage services; insurance services; lending options; and wealth management services. Bank of Oak Ridge is a Member FDIC and Equal Housing Lender. For more information, call 336-644-9944 or visit the office location closest to you.

Disclosures About Forward-Looking Statements

The discussions herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including Section 21E of the Exchange Act and Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward-looking statements. Such statements are often characterized by the use of qualifying words such as “expects,” “anticipates,” “believes,” “estimates,” “plans,” “projects,” or other statements concerning opinions or judgments of the Company and its management about future events. The accuracy of such forward-looking statements could be affected by factors including, but not limited to, the financial success or changing conditions or strategies of the Company’s clients or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions. Additional factors that could cause actual results to differ materially from those anticipated by forward-looking statements are discussed in the Company’s filings with the SEC, including without limitation its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The Company undertakes no obligation to revise or update these statements following the date of this current report on Form 8-K.